Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Executive Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNOUNCES REVERSE STOCK SPLIT

Midlothian, Virginia, August 6, 2014. Village Bank and Trust Financial Corp. (NASDAQ: VBFC) (“the Company”), today announced that its board of directors has approved a 1-for-16 reverse stock split of its shares of common stock. The reverse stock split will become effective when trading begins on August 8, 2014. Shareholder approval of the reverse stock split was received at the Annual Meeting of Shareholders held on May 20, 2014.

As a result of the reverse stock split, every sixteen shares of common stock issued and outstanding prior to the opening of trading on August 8, 2014 will be consolidated into one issued and outstanding share. The reverse stock split will not change the aggregate value of any shareholder's shares of the Company's common stock, or any shareholder's ownership percentage of the Company's common stock, except for minimal changes resulting from the treatment of fractional shares. No fractional shares of common stock will be issued as a result of the reverse stock split. The number of shares issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the reverse stock split, the number of shares owned by any shareholder would not be a whole number. The Company’s authorized shares will remain unchanged. Following the reverse stock split, the Company will have approximately 334,000 common shares issued and outstanding. Trading of the Company’s shares of common stock on the NASDAQ Capital Market will continue with the opening of the markets on August 8, 2014 under new CUSIP number 92705T200. The Company’s shares will continue to trade on the NASDAQ Capital Market under the symbol “VBFC”.

Information for Shareholders

Shareholders of record as of the effective date will receive a letter of transmittal shortly after August 8, 2014 providing instructions for the exchange of their certificates. Shareholders holding shares in brokerage accounts will be contacted by their brokers with instructions. The Company has retained its transfer agent, Registrar & Transfer Company to act as its exchange agent for the reverse split. Registrar & Transfer Company can be contacted at (800) 368-5948.

For more information on the reverse stock split, please refer to the Company’s proxy materials for its most recently held annual meeting of shareholders which can be accessed through the Company’s website at www.villagebank.com/proxy.html.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation. The Bank has eleven branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

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The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) adverse governmental or regulatory policies may be enacted; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (4) competition from other financial services companies in the Company’s markets could adversely affect operations; (5) a continuance of the current economic slowdown could adversely affect credit quality and loan originations; and (6) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.

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